POWER OF ATTORNEY

       I, Frederic A. Escherich, appoint Lawrence L. Hooper, Jr., Gail Valenti, and John Chester Bridgeman, signing singly, attorney-in-fact to:
(1)	Execute on my behalf and in my capacity as a director and/or an officer of The Adams Express Company, a Maryland corporation
(the "Corporation"), Forms 3, 4 and 5 (the "Form" or "Forms")
in accordance with Section 16(a) of the Securities Exchange Act of
1934 (the "Act") and the rules thereunder; and
(2)	Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Form and timely file such
Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)	Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
       I grant to each such attorney-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present. I ratify and confirm all that such attorney-in-fact shall lawfully do by the rights and powers granted by this Power of Attorney. Each attorney-in-fact shall have full power of substitution or revocation.
       I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Corporation assuming, any of my responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
       This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holdings of and transactions in securities issued by the Corporation, unless I earlier revoke it in a signed writing delivered to the Office of the Secretary of the Corporation for distribution to the foregoing attorneys-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of October, 2012.

___________________________       /s/ Frederic A. Escherich
	           Witness		  Frederic A. Escherich
___________________________
                      Witness



State of Maryland
City of Baltimore

On this ______ day of __________, 2012, before me, the undersigned director/officer, personally appeared Frederic A. Escherich, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that he/she executed the same for the purposes therein contained.

In witness hereof I hereunto set my hand and official seal.

_________________________         ___________
Nolan G. Robinson                    Date
Notary Public
My Commission expires ____________________



2
NY3 - 295530.01
NY3 - 295530.01